As filed with the Securities and Exchange Commission on August 9, 2019

Registration No. 333-39432
Registration No. 333-67430
Registration No. 333-99525
Registration No. 333-107710
Registration No. 333-117990
Registration No. 333-127156
Registration No. 333-152757
Registration No. 333-161229
Registration No. 333-168680
Registration No. 333-176181
Registration No. 333-183077
Registration No. 333-190355
Registration No. 333-213044

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-39432
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-67430
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-99525
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107710
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117990
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127156
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152757
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161229
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168680
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176181
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183077
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-190355
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-213044

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2838567
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

209 Redwood Shores Parkway
Redwood City, CA 94065
(Address registrant’s principal executive offices, including zip code)

2000 Equity Incentive Plan, as amended
2019 Equity Incentive Plan
(Full title of the Plan)

Jacob J. Schatz
Kyuli Oh
209 Redwood Shores Parkway
Redwood City, CA 94065
(Name and address of agent for service)

 (650) 628-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

EXPLANATORY NOTE

Electronic Arts Inc., a Delaware corporation (the “Registrant”), previously registered the offering of shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Registrant’s 2000 Equity Incentive Plan, as amended (the “2000 EIP”). In connection with the 2000 EIP, the Registrant has previously filed with the Securities and Exchange Commission (the “Commission”) a Form S-8 Registration Statement, No. 333-39432, on June 16, 2000; a Form S-8 Registration Statement, No. 333-67430, on August 13, 2001; a Form S-8 Registration Statement, No. 333-99525, on September 13, 2002; a Form S-8 Registration Statement, No. 333-107710, on August 6, 2003; a Form S-8 Registration Statement, No. 333-117990, on August 6, 2004; a Form S-8 Registration Statement, No. 333-127156, on August 3, 2005; a Form S-8 Registration Statement, No. 333-152757, on August 4, 2008; a Form S-8 Registration Statement, No. 333-161229, on August 10, 2009; a Form S-8 Registration Statement, No. 333-168680, on August 9, 2010; a Form S-8 Registration Statement, No. 333-176181, on August 9, 2011, a Form S-8 Registration Statement, No. 333-183077, on August 3, 2012; a Form S-8 Registration Statement, No. 333-190355, on August 2, 2013, and a Form S-8 Registration Statement, No. 333-213044 on August 9, 2016 (collectively, the “Prior Registration Statements”).

On August 8, 2019 (the “Effective Date”), at the 2019 Annual Meeting of Stockholders of the Registrant, the Registrant’s stockholders approved the Electronic Arts Inc. 2019 Equity Incentive Plan (the “2019 EIP”) and, in connection therewith, no further awards will be made under the 2000 EIP. The 2019 EIP provides, among other things, that the shares of Common Stock initially reserved for issuance consist of (i) 13,500,000 newly available shares of Common Stock (“New Shares”), plus (ii) any shares of Common Stock that are authorized for grant or subject to awards that are not issued or delivered to a participant for any reason under the Registrant’s 2000 Equity Incentive Plan (the “Carryover Shares”). Upon stockholder approval of the 2019 EIP, the 2019 EIP replaced the 2000 EIP and no additional awards will be made under the 2000 EIP from and after the Effective Date. Therefore, in addition to filing this Post-Effective Amendment No. 1 to Form S-8 (the “Post-Effective Amendment”), pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Prior Registration Statements and Commission Compliance and Disclosure Interpretation 126.43, the Registrant is filing this Post-Effective Amendment to reflect that, as of the Effective Date, the Carryover Shares may be issued under the 2019 EIP and to file as an exhibit hereto a copy of the 2019 EIP and a new opinion as to the validity of the Carryover Shares that may be issued under the 2019 EIP. All other items of the Prior Registration Statements are incorporated herein by reference without change.

The Registrant is concurrently filing a separate registration statement on Form S-8 to register the New Shares for offer or sale pursuant to the 2019 EIP, excluding the Carryover Shares. No additional securities are being registered by this Post-Effective Amendment.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by the Registrant with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s annual report on Form 10-K for its fiscal year ended March 30, 2019, filed with the Commission on May 24, 2019 (Commission File No. 000-17948);

(2)	The Registrant’s quarterly report on Form 10-Q for its fiscal quarter ended June 29, 2019, filed with the Commission on August 6, 2019 (Commission File No. 000-17948);

(3)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(4)
The description of the Registrant’s Common Stock contained in Exhibit 4.02 to the Registrant’s annual report on Form 10-K for its fiscal year ended March 30, 2019, filed with the Commission on May 24, 2019 (Commission File No. 000-17948), together with any amendment or report filed with the Commission for the purpose of updating such disclosure.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.    DESCRIPTION OF SECURITIES

Not applicable

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Jacob J. Schatz, Executive Vice President, General Counsel and Corporate Secretary of the Registrant.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) allows a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that the person (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and (b) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify its officers and directors in an action by or in the right of the corporation under the same conditions, except that judicial approval of the indemnification is required if the officer or director is judged to be liable to the corporation in respect of any claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which he or she actually and reasonably incurred. Article 6 of our bylaws and Article 7 of our charter provide for the indemnification of our directors and officers to the fullest extent permissible under Delaware law, and if Delaware law is amended to further eliminate or reduce directors’ and officers’ liability to a Delaware corporation, our directors’ and officers’ liability shall be so eliminated or reduced as well.

In addition, in accordance with the DGCL, Article 7 of our charter limits the personal liability of our directors for violations of their fiduciary duty. This provision eliminates each director’s liability to us or our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

We have entered into indemnification agreements with our directors and officers. These agreements provide indemnity rights to the maximum extent permitted by law. While the indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit may be borne by us because, although any such recoveries would accrue to our benefit, they may be offset by our obligations to the director or officer under the indemnification agreement. In addition, our officers and directors are insured under an officers and directors liability insurance policy.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.    EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

4.1*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed on August 9, 2019, File No. 000-17948)

4.2*	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed on August 9, 2019, File No. 000-17948)

4.3*	Specimen Certificate of Registrant’s Common Stock (incorporated by reference to Exhibit 4.01 to the Registrant’s Form 10-Q, as filed on February 6, 2018, File No. 000-17948)

4.4*	Registrant’s 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed on August 9, 2019, File No. 000-17948)

4.5*	Registrant’s 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed on August 1, 2016, File No. 000-17948)

5.1	Opinion of Jacob J. Schatz, Executive Vice President, General Counsel and Corporate Secretary

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Jacob J. Schatz, Executive Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

* Incorporated by reference

ITEM 9.    UNDERTAKINGS

The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 9th day of August, 2019.

ELECTRONIC ARTS INC.
By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Blake Jorgensen and Jacob J. Schatz and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Prior Registration Statements, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Prior Registration Statements has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Andrew Wilson	Chief Executive Officer	August 9, 2019
Andrew Wilson

/s/ Blake Jorgensen	Chief Operating Officer &	August 9, 2019
Blake Jorgensen	Chief Financial Officer

/s/ Kenneth A. Barker	Chief Accounting Officer	August 9, 2019
Kenneth A. Barker	(Principal Accounting Officer)

Directors:

/s/ Lawrence F. Probst III	Chairman of the Board	August 9, 2019
Lawrence F. Probst III

/s/ Leonard S. Coleman	Director	August 9, 2019
Leonard S. Coleman

/s/ Jay C. Hoag	Director	August 9, 2019
Jay C. Hoag

/s/ Jeffrey T. Huber	Director	August 9, 2019
Jeffrey T. Huber

/s/ Talbott Roche	Director	August 9, 2019
Talbott Roche

/s/ Richard A. Simonson	Director	August 9, 2019
Richard A. Simonson

/s/ Luis A. Ubiñas	Director	August 9, 2019
Luis A. Ubiñas

/s/ Heidi J. Ueberroth	Director	August 9, 2019
Heidi J. Ueberroth

/s/ Andrew Wilson	Director	August 9, 2019
Andrew Wilson